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                                                                    EXHIBIT 23.4


                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------



We hereby consent to the incorporation by reference in this Registration Statement on Post-effective Amendment No. 1 to Form S-3 of our report dated January 30, 2001 relating to the financial statements, which appears in the 2001 Annual Report to Shareholders, which is incorporated by reference in Greater Bay Bancorp's Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP

San Francisco, California
Date August 14, 2001